UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

__________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 5, 2008 (November 5, 2008)

Date of report (Date of earliest event reported)

GEVITY HR, INC.

(Exact name of registrant as specified in charter)

Florida	0-22701	65-0735612
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 Town Center Parkway

Bradenton, Florida 34202

(Address of principal executive offices / Zip Code)

(941) 741-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On November 5, 2008, Gevity HR, Inc. (the “Company”), held its Third Quarter 2008 Earnings Conference Call and Webcast (the “Conference Call”). The Company seeks to clarify its response to a question received during the Conference Call with respect to its compliance with covenants under its credit facility with Bank of America, N.A., and Wachovia, N.A. (the “Lenders”), as amended. If current operating trends continue, the Company may not be able to meet its monthly cumulative EBITDA covenant during the fourth quarter of 2008 and may need to seek a waiver of this covenant from the Lenders. The monthly cumulative EBITDA covenant is only in effect through December 31, 2008, and is not required thereafter. If the Company requires a waiver of this covenant in the fourth quarter of 2008 and a waiver is not obtained such default would have a material impact on the Company’s cash flow and ability to conduct its operations.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEVITY HR, INC.
(Registrant)

Dated: November 5, 2008	By:	/s/ Edwin E. Hightower, Jr.
	Name:	Edwin E. Hightower, Jr.
	Title:	Senior Vice President and Chief
Legal Officer